UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: February 13, 2012

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this report with respect to OurPet’s Company entering into a Separation Severance Agreement is also responsive to Item 1.01 of this report and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2012, the Board of Directors of OurPet’s Company (the “Company”) appointed John Silvestri, age 56, as the Company’s President and chief operating officer. Dr. Steve Tsengas will continue to serve as the Company’s chief executive officer. In connection with his employment by the Company, Mr. Silvestri was granted 250,000 stock options under the Company’s 2008 Stock Option Plan. One third of the options vest during each of the third, fourth and fifth years of his employment. Mr. Silvestri was President of Interim Executive Network, LLC from January 2009 until taking his current position with the Company. During his tenure with Interim Executive Network, he acted as an independent consultant specializing in temporary, imbedded, executive leadership for small to middle market companies such as HerbThyme Farms Inc., Classic Pet Products, LLC and TAB.com. Mr. Silvestri also formerly served as the President and General Manager of LitterMaid Pet Products, a division of Applica Consumer Products Inc., from June 2007 to January 2009 where he was responsible for all operations, including the development of new pet products, such as its automated self-cleaning litter box, and from January 2005 to June 2007 as the President of Farnam Pet Products, a middle market animal healthcare company, that was acquired by Central Garden and Pets Inc. during 2006. After graduating from Fordham University with a Bachelor of Science in Business Administration with a concentration in marketing, Mr. Silvestri worked for over 25 years in various sales and management positions with a variety of small and large companies, including The Procter & Gamble Co., M&M/Mars Inc. and Brach’s Confections Inc. Mr. Silvestri also conducted additional graduate course work in Financial Management from the University of Virginia Darden School of Business.

In connection with Mr. Silvestri’s employment with by Company, he and the Company entered into a Separation Severance Agreement (the “Severance Agreement”) pursuant to which he would be entitled to receive one year’s salary and benefits if his employment were terminated by the Company without cause.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Severance Agreement, which is attached hereto as Exhibit 10.63.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.63	Separation Severance Agreement dated February 13, 2012 between OurPet’s Company and John M. Silvestri

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.63	Separation Severance Agreement dated February 13, 2012 between OurPet’s Company and John M. Silvestri